Exhibit 10.1

DEBT WAIVER AND RELEASE AGREEMENT

This DEBT WAIVER AND RELEASE AGREEMENT (this “Agreement”) is entered into on the 31st May 2026 (the “Effective Date”), by and between:

Ohmyhome Limited, a company incorporated under the laws of the Cayman Islands, with its registered office at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (the “Parent” or “Creditor”); and

Ohmyhome (BVI) Limited, a company incorporated under the laws of the British Virgin Islands, with its registered office at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Subsidiary” or “Debtor”).

(Each of the Parent and the Subsidiary is a “Party” and collectively the “Parties”.)

RECITALS

WHEREAS, the Parent is a publicly traded company listed on the Nasdaq Stock Market (“Nasdaq”);

WHEREAS, the Subsidiary is a direct, wholly-owned subsidiary of the Parent;

WHEREAS, as of the Effective Date, the Subsidiary owes the Parent an aggregate amount of SGD 19,019,173.33 (the “Debt”), which mainly consists of:

(1) pursuant to a DEBT ASSIGNMENT AND ASSUMPTION AGREEMENT entered into on May 31, 2026 among the Parent, the Subsidiary and Ohmyhome Pte. Ltd, the parties agreed to transfer the entire indebtedness of SGD16,225,131.03 owed by Ohmyhome Pte. Ltd to the Parent, to the extent that the indebtedness owed by the Subsidiary to the Parent is SGD 16,225,131.03 and Ohmyhome Pte. Ltd is no longer owed to the Parent; and

(2) the Subsidiary owes the Parent SGD 2,794,042.30 on its balance sheet, which is mainly attributable to an interest-free loan provided by the Parent to the Subsidiary.

WHEREAS, the Parent has determined that it is in the best interest of the Parent and its shareholders to waive and forgive the Debt in its entirety to strengthen the Subsidiary’s balance sheet and improve its financial position; and

NOW, THEREFORE, the Parties agree as follows:

1. WAIVER AND FORGIVENESS

1.1 Waiver: As of the Effective Date, the Parent hereby irrevocably and unconditionally waives, forgives, and releases the Subsidiary from any and all obligations, liabilities, and claims arising out of or in connection with the Debt.

1.2 Extinguishment: The Parties acknowledge and agree that upon the execution of this Agreement, the Debt shall be deemed fully satisfied and extinguished, and the Subsidiary shall have no further obligation to repay the Debt to the Parent.

1.3 Full and Final Settlement. Except for the debt waiver expressly provided for in this Agreement, any and all other claims, debts or liabilities (if any) not covered by this Agreement are also fully waived. Upon execution of this Agreement, the Parent and the Subsidiary (including any subsidiaries of the Subsidiary) shall have no receivables or payables whatsoever between or among each other.

2. REPRESENTATIONS AND WARRANTIES

2.1 Authority: Each Party represents that it has the full corporate power and authority to enter into this Agreement and that the execution has been duly authorized by all necessary corporate actions, including, but not limited to, approval by the Audit Committee and/or the Board of Directors of the Parent (as required by Nasdaq Listing Rules and the Parent’s internal policies).

2.2 Solvency: The Subsidiary represents that the waiver of the Debt will assist the Subsidiary and its subsidiaries in maintaining their operations and improving their solvency status.

3. GOVERNING LAW AND DISPUTE RESOLUTION

3.1 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflict of laws principles), provided that corporate authority matters shall be governed by the laws of the Cayman Islands and the British Virgin Islands, respectively.

3.2 Dispute Resolution: Any dispute arising out of this Agreement shall be submitted to the exclusive jurisdiction of the courts located in Cayman Islands.

4. MISCELLANEOUS

4.1 Counterparts: This Agreement may be executed in any number of counterparts, including by electronic signature, each of which shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

Ohmyhome Limited

By:
Name:	PRASETYO Agus
Title:	Chief Executive Officer

Ohmyhome (BVI) Limited

By:
Name:	Rhonda Wong
Title:	Director

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